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Exhibit 99(a)(5)

UNOVA OPTION EXCHANGE PROGRAM

PERSONAL STATEMENT FOR [NAME]

This statement is intended to assist you in deciding whether or not to participate in the UNOVA Option Exchange Program. It shows your current options that are eligible for exchange, and provides possible scenarios if you were to accept or decline the exchange.

Stock Options Eligible for Exchange

Current Options

Date of Grant	Option Expiration Date	Exercise Price	Number of Shares
$
$
$
$

If You Elect to Exchange Stock Options

			Value at Hypothetical Future Stock Prices
Date of Exchange	Number of Restricted Stock Shares	Assumed Stock Price at Exchange
			$10.00	$20.00	$30.00
10/02/2001		$6.00	$	$	$

If You Elect to Decline Exchange of Stock

Value at Hypothetical Future Stock Prices
Exercise Price		Current Number of Shares
			$10.00	$20.00	$30.00
$			$	$	$
$			$	$	$
$			$	$	$
$			$	$	$
	TOTAL		$	$	$

Assumptions used to generate this statement

  •
  Number of Restricted Stock Shares are one-fourth the Current Number of Shares subject to options.

  •
  All eligible grants will be exchanged.

Note: The hypothetical "future stock prices" shown above are for illustrative purposes only. They are in no way intended to predict future UNOVA stock prices.

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  Exhibit 99(a)(5)
UNOVA OPTION EXCHANGE PROGRAM PERSONAL STATEMENT FOR [NAME]